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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 30, 1998
                Date of Report (Date of Earliest Event Reported)


                                    FWT, Inc.
               (Exact Name of Registrant as Specified in Charter)


        Texas                        333-44273                  75-1040743
(State or Other Jurisdiction        (Commission                (IRS Employer
   of Incorporation)                File Number)             Identification No.)


                         701 Highlander Blvd., Suite 200
                             Arlington, Texas 76015
              (Address and Zip Code of Principal Executive Offices)


                                 (817) 255-3060
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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                           FORWARD-LOOKING STATEMENTS

         This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this Form 8-K, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to FWT, Inc. ("FWT" or the "Company") or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements are subject to certain risks, uncertainties and assumptions, including high level of and restrictions imposed by debt, dependence on the wireless communications industry, concentration of customers, ability to implement management initiatives including cost reductions in a timely manner, fluctuations in quarterly results, and competition. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entity by this paragraph. For more information regarding the risks, uncertainties and assumptions, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Factors" in the Company's Form 10-Q for the quarterly period ended October 31, 1998 (the "Latest Form 10-Q").

ITEM 5.  OTHER EVENTS.

         Since the date of the Latest Form 10-Q, the Company has made significant operational and managerial changes. First, on December 30, 1998 the Company's Board of Directors (the "Board") terminated the employment of Douglas
A. Standley as the Company's President and Chief Executive Officer. Second, the Board created an operating committee to manage the day-to-day operations of the Company (the "Operating Committee"), and retained Leary, Masson & Associates to assist the Operating Committee in performing its duties. The Operating Committee is comprised of certain members of the Company's senior management and reports directly to the Board. Third, in light of current industry conditions, the Board approved the Operating Committee's plan to reduce significantly the Company's overall expenses, including a significant reduction in the Company's workforce (which took place on January 4, 1999). Specifically, on January 4, 1999, the Company's workforce was reduced from 295 to 162 employees, which compares with 413 employees as of January 14, 1998. This reduction in workforce is expected to reduce expenses by approximately $5.0 million annually. The Company has identified and expects to achieve additional cost reductions of approximately $6.0 million annually, which will result from certain operational decisions, including a further reduction in additional administrative personnel and the consolidation of administrative functions into an existing Company-owned facility from an existing 16,000 square foot leased facility. Despite these reductions in expenses and workforce, the Company believes that it will continue to have the operating capacity to meet the level and nature of customer demand that it experienced in calendar year 1998.



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         As previously disclosed in the Company's Latest Form 10-Q, the Company was in technical default under the terms of that certain Credit Agreement dated November 12, 1997 among the Company, BT Commercial Corporation ("BTCC") and Bankers Trust Company (as amended, the "Revolving Credit Facility"). This technical default resulted from the Company's failure to maintain certain financial covenants and ratios under the Revolving Credit Facility.

         On January 6, 1999, the Company and BTCC reached an agreement, subject to written documentation, pursuant to which BTCC agrees to waive this technical default and further amend and restate the Revolving Credit Facility to provide for (i) an extension of the maturity date to July 31, 2000, (ii) availability of $15.0 million subject to borrowing base limitations and customary borrowing conditions, (iii) a borrowing base of 85% of Eligible Accounts Receivable (as defined under the Revolving Credit Facility) plus $3.0 million, and (iv) a revision of the financial covenants to reflect the Company's new operating plan. Considering the reductions in expenses and workforce discussed above, the Company believes that this amendment to the Revolving Credit Facility will enable the Company to have adequate working capital to achieve its operating plan for calendar year 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FWT, Inc.


Dated:  January 6, 1999                By: /s/ JOHN C. BAKER
                                          --------------------------------------
                                       John C. Baker, Authorized Signatory